UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest reported event): June 4, 2010

POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

DELAWARE	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 600-7704
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On November 15, 2007, an Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) was executed by Quest Resource Corporation (now known as PostRock Energy Services Corporation), as Initial Co-Borrower, Quest Cherokee, LLC, as Borrower (“Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent (“Agent”), KeyBank National Association, as documentation agent, and the lenders party thereto.
     On June 4, 2010, the Borrower received notice from the Agent that the borrowing base under the Credit Agreement had been reduced to $125,000,000. The outstanding borrowings under the Credit Agreement currently total $138,600,000. Therefore, the current outstanding borrowings under the Credit Agreement exceed the new borrowing base by $13,600,000 (the “Borrowing Base Deficiency”). As a result, the Borrower must notify the Agent in writing by June 14, 2010 whether it elects to (i) repay the Borrowing Base Deficiency by July 4, 2010, or (ii) repay the Borrowing Base Deficiency in two equal monthly installments beginning on or before July 4, 2010.
     The Company intends to repay the Borrowing Base Deficiency in two equal monthly installments using cash on hand.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
General Counsel and Secretary

Date: June 10, 2010